UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02      Results of Operations and Financial Condition.

On August 9, 2017, Collegium Pharmaceutical, Inc. issued a press release announcing its financial results for the quarterly period ended June 30, 2017. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2017, the Board of Directors (the “Board”) of Collegium Pharmaceutical, Inc. (the “Company”) appointed Gwen A. Melincoff as a member of the Board, effective immediately. Ms. Melincoff will serve as a Class III director, with an initial term expiring at the next annual meeting of shareholders in 2018.

Ms. Melincoff has over 25 years of leadership experience in the biotechnology and pharmaceutical industries.  Ms. Melincoff is currently managing director at Gemini Advisors LLC and an advisor to Phase 1 Ventures and Verge Genomics.  From August 2014 to September 2016, she served as Vice President of Business Development at BTG International Inc., a UK-specialist healthcare company.  From September 2004 to the December 2013, Ms. Melincoff was Senior Vice President of Business Development at Shire Plc.  In addition, from 2010 to 2013, she led the Shire Strategic Investment Group, the venture capital arm of Shire Plc.  Prior to joining Shire Plc, Ms. Melincoff held managerial and business development position at various pharmaceutical companies, such as Adolor Corporation.

Ms. Melincoff currently serves on the boards of Kamada Ltd. (Nasdaq: KMDA) and Photocure ASA.  Previously, she served as a board member or observer on the boards of Tobira Therapeutics (acquired by Allergan), DBV Technologies, AM Pharma, ArmaGen Technologies, Promethera Biosciences, Naurex Inc. (acquired by Allergan) and Enterome.  Ms. Melincoff holds a B.S. in Biology from The George Washington University and an M.S. in Management and Health Care Administration from Pennsylvania State University.  Ms. Melincoff has also attained the designation of Certified Licensing Professional (CLP™).  Ms. Melincoff was named a “Top Women in Biotech 2013” by Fierce Biotech as well as being named to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013.

Ms. Melincoff’s annual compensation will be consistent with that provided to the Company’s other non-employee directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U. S. Securities and Exchange Commission on April 13, 2017, under the heading “Proposal 1: Election of Directors—Corporate Governance—Compensation of Non-Employee Directors.” On August 9, 2017, the Company granted to Ms. Melincoff an option to purchase shares of common stock of the Company with a fair market value of $185,000 that vests and becomes exercisable on August 9, 2018, subject to Ms. Melincoff’s continued service as a director of the Company.

In addition, Ms. Melincoff entered into an indemnification agreement with the Company effective August 9, 2017, substantially in the form of the indemnification agreement entered into between the Company and its other directors and executive officers, previously filed with the U.S. Securities and Exchange Commission on April 27, 2015 as Exhibit 10.37 to the Company’s Registration Statement on Form S-1/A (File No. 333-203208).

There is no arrangement or understanding between Ms. Melincoff and any other persons pursuant to which Ms. Melincoff was selected as a director. There are no related party transactions involving Ms. Melincoff that are reportable under Item 404(a) of Regulation S-K.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated August 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2017	Collegium Pharmaceutical, Inc.

	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 9, 2017.